UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2016

DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12935	20-0467835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5320 Legacy Drive
Plano, Texas
(Address of principal executive offices)

75024
(Zip code)

(972) 673-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

On February 17, 2016, Denbury Resources Inc. (the “Company”) entered into the Second Amendment (the "Amendment") to the Amended and Restated Credit Agreement dated December 9, 2014, among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the financial institutions party thereto (the "Credit Agreement"). Capitalized terms used herein and not defined have the respective meanings given to such terms in the Amendment or the Credit Agreement, as applicable. The information regarding the Amendment provided in Item 2.03 below is incorporated by reference herein.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The Amendment modifies certain maintenance financial covenants through December 31, 2017 as follows:

•	The maximum permitted ratio of consolidated senior secured debt to consolidated EBITDAX covenant was increased to a ratio of 3.0 to 1.0 (from a previous ratio of 2.5 to 1.0).

•	The minimum permitted ratio of consolidated EBITDAX to consolidated interest charges covenant was decreased to a ratio of 1.25 to 1.0 (from a previous ratio of 2.25 to 1.0).

Additionally, the Amendment provides for the following changes related to the Credit Agreement: (1) reduces our aggregate lender commitments from $1.6 billion to $1.5 billion; (2) increases the applicable margins for ABR Loans and LIBOR Loans by 75 basis points per annum; (3) increases the commitment fee rate to 0.50%; (4) provides for semi-annual scheduled redeterminations of the borrowing base in May and November of each year; (5) limits unrestricted cash and cash equivalents to $225 million if more than $250 million is outstanding under the Credit Agreement; and (6) limits repurchases of our senior subordinated notes to a cash amount of $225 million.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description
10.1*
Second Amendment to Amended and Restated Credit Agreement, dated as of February 17, 2016, by and among Denbury Resources Inc., as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and the financial institutions party thereto.

*	Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: February 23, 2016	By:	/s/ James S. Matthews
James S. Matthews
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
10.1
Second Amendment to Amended and Restated Credit Agreement, dated as of February 17, 2016, by and among Denbury Resources Inc., as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and the financial institutions party thereto.